Exhibit 99.1

NEWS RELEASE

Contact:	Scott A. McCurdy
Senior Vice President and CFO
Geokinetics Inc.
(713) 850-7600

GEOKINETICS ANNOUNCES UPCOMING RESTATEMENT OF
FINANCIAL STATEMENTS; NO IMPACT ON CASH, EBITDA OR
OTHER RESULTS FROM OPERATIONS

Restatement affects 2009 and first quarter 2010 results

HOUSTON, TEXAS — August 5, 2010 — Geokinetics Inc. (NYSE Amex: GOK) announced that it will be restating its financial results for the year 2009, as well as its results for each of the quarters in the year 2009 and for the first quarter of 2010.  The adjustments will result in non-cash charges and benefits to be reflected below income from operations in the Company’s statements of operations and will have no impact on the Company’s cash, EBITDA (as defined in the Company’s annual and quarterly filings) or other results from operations.

On August 4, 2010, the Audit Committee of the Board of Directors of Geokinetics Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded that the aforementioned financial statements did not properly account for the embedded derivative feature of its Series B-1 and B-2 Convertible Preferred Stock and the warrants issued in connection with the Series B-2 Convertible Preferred Stock in accordance with United States generally accepted accounting principles as amended effective January 1, 2009, and, as a result, cannot be relied upon.

The Company has determined that as of January 1, 2009, a portion of the Company’s warrants and the conversion feature embedded in the Series B-1 and B-2 Convertible Preferred Stock should have been reported as derivative liabilities measured at fair value with changes in fair value recognized in earnings in each subsequent reporting period and recording a cumulative-effect adjustment to the opening balance of retained earnings.  The Company believes that the non-cash charges and benefits to be reflected below income from operations resulting from this correction are material to these previously filed financial statements.  After discussions with the

Audit Committee of its Board of Directors and the Company’s independent registered public accounting firm, management has determined to:

•                  file an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 as soon as practicable, which will contain restated financial information for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, and the fiscal year ended December 31, 2009 reflecting the corrections made in response to these accounting errors; and

•                  file an amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010 as soon as practicable, which will contain restated financial information for the fiscal quarter ended March 31, 2010 reflecting the corrections made in response to these accounting errors.

The Company expects to file these amended statements prior to filing its Form 10-Q for the three and six months ended June 30, 2010 on or before August 9, 2010.  For more information please see the Company’s 8-K to be filed with the SEC.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future events.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, reductions in oil and gas prices, the continued disruption in worldwide financial markets, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission. Backlog consists of written orders and estimates of Geokinetics’ services which it believes to be firm, however, in many instances, the contracts are cancelable by customers so Geokinetics may never realize some or all of its backlog which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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